For Immediate Release

Familymeds Announces Combined July and August Comparative Sales
Increase of Approximately 13% Year-over-Year.
Pace of Organic Growth Continues to be Strong.

Farmington, CT, September 11, 2006 - Familymeds Group, Inc. (Nasdaq: FMRXD), a specialty pharmacy and medical specialty product provider, today announced comparative same location sales for pharmacies and the medical supply distribution businesses (“comparative sales”) of $17.7 million for July 2006, an increase of 12.7% from $15.7 million in July 2005. The Company reported preliminary comparative sales of $18.2 million for August 2006, an increase of 13.8% from $16.0 million in August 2005. Overall sales for July and August 2006 were approximately $18.0 million and $18.5 million for each 4 week month, respectively.

Ed Mercadante, R.Ph., Chairman and Chief Executive Officer of Familymeds, stated, “Increasing comp sales is the critical component of our strategic plan for 2006 that emphasizes strong organic growth momentum coupled with business expansion through modest new pharmacy openings. We are pleased to start the second half of 2006 with sustained positive top line momentum of 13% growth year-over-year in comp sales that combine actual results from July and preliminary results from August. This increase is especially encouraging because it represents compelling organic same store growth during our typically slower summer months each are 4 week months while September is a 5 week month. This latest progress supports our continuing focus on driving to positive EBITDA in the second half of 2006.”

On September 5, 2006, the Company received a letter from Nasdaq indicating that for the prior 10 consecutive trading days, the Company’s market value of listed securities was below $35 million as required for continued inclusion by Marketplace Rule 4310(c)(2)(B)(ii).  Nasdaq will provide the Company with 30 calendar days, or until October 5, 2006, to regain compliance.

 About Familymeds Group, Inc.

Familymeds Group, Inc. is a pharmacy and medical specialty product provider formed by the merger on November 12, 2004 of DrugMax, Inc. and Familymeds Group, Inc. Familymeds works closely with doctors, patients, managed care providers, medical centers and employers to improve patient outcomes while delivering low cost and effective healthcare solutions. The Company is focused on building an integrated specialty drug platform through its pharmacy and specialty pharmaceutical operations. Familymeds operates 86 locations, including 7 franchised locations, in 14 states under the Familymeds Pharmacy and Arrow Pharmacy & Nutrition Center brand names. The Company also operates Worksite PharmacySM, which provides solutions for major employer groups, as well as specialty pharmaceutical distribution directly to physicians and other healthcare providers. The Familymeds platform is designed to provide services for the treatment of acute and complex health diseases including chronic medical conditions such as cancer, diabetes and pain management. The Company often serves defined population groups on an exclusive, closed panel basis to maintain costs and improve patient outcomes. Familymeds offers a comprehensive selection of brand name and generic pharmaceuticals, non-prescription healthcare-related products, and diagnostic supplies to its patients, physicians, clinics, long- term care and assisted living centers. More information can be found at http://www.familymedsgroup.com. The Company's online product offering can be found at http://www.familymeds.com.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by Familymeds Group, Inc., including those contained herein, that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its directors or its officers about the Company and the industry in which it operates, and include among other items, statements regarding its ability to regain compliance with Nasdaq’s listing standards and its business and growth strategies. Although Familymeds Group, Inc. believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements. Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, management's ability to successfully implement its business and growth strategies, including its ability to raise additional capital. Familymeds Group, Inc. disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:

Brandi Piacente
The Piacente Group
212-481-2050
brandi@thepiacentegroup.com
or
Cindy Berenson
Familymeds Group, Inc.
860.676.1222 x138
berenson@familymeds.com